Exhibit 99.1

Ladder Capital Corp Reports Second Quarter 2017 Results

Financial Highlights

GAAP disclosures for the second quarter:

  GAAP Income before Taxes of $12.0 million and Diluted EPS of $0.13
  After-Tax GAAP Return on Average Equity of 3.9%
  GAAP Book Value per Share of $13.10 at June 30, 2017

Core (non-GAAP) disclosures for the second quarter:

  Core Earnings of $51.2 million and Core EPS of $0.42
  After-Tax Core Return on Average Equity of 12.6%
  Undepreciated Book Value per Share of $14.33 at June 30, 2017

Operating and financing statistics for the second quarter:

  Declared a second quarter dividend of $0.30/share of Class A common stock paid on July 3, 2017
  Originated and purchased a total of $692.2 million of commercial mortgage loans, including $284.6 million of mortgage loans held for sale and $407.6 million of mortgage loans held for investment, and made $178.1 million of net leased and other equity investments
  Successfully executed the initial "Ladder-Only" CMBS issuance by securitizing a $625.7 million multi-borrower pool of commercial mortgage loans

NEW YORK--(BUSINESS WIRE)--August 2, 2017--Ladder Capital Corp (NYSE:LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the quarter ended June 30, 2017. GAAP Income/(loss) before taxes for the three and six months ended June 30, 2017 was $12.0 million and $30.2 million, respectively, compared to $1.6 million and $(10.7) million for the three and six months ended June 30, 2016. The increase in GAAP income before taxes compared to prior-year periods is due to a smaller loss from hedging results, reflecting the impact of declining swap rates in 2016. The Diluted EPS for the three and six months ended June 30, 2017 was $0.13 and $0.31, respectively, compared to $0.05 and $(0.05) for the three and six months ended June 30, 2016, respectively. After-tax GAAP return on average equity was 3.9% in the second quarter of 2017.

Core Earnings, a non-GAAP financial measure, was $51.2 million for the second quarter of 2017, compared to $30.9 million earned in the second quarter of 2016. For the six months ended June 30, 2017, Core Earnings was $82.7 million compared to $69.1 million for the comparable period in 2016. The increase in Core Earnings compared to prior-year periods is due primarily to higher volumes and profit margins on sales and transfers of loans. We believe Core Earnings, which adjusts GAAP income before taxes for certain non-cash expenses, unrecognized derivative results, and the economic gains on securitization transactions not recognized for GAAP accounting for which risk has substantially transferred, is useful in evaluating our earnings from operations across reporting periods. Core EPS, a non-GAAP financial measure, was $0.42 for the second quarter of 2017 and $0.73 for the six months ended June 30, 2017, compared to $0.32 and $0.70 for the three and six months ended June 30, 2016, respectively.

On June 29, 2017, we transferred our interests in $625.7 million of loans to the LCCM 2017-LC26 securitization trust. The assets transferred to the trust were comprised of interests in 34 loans to third parties with a combined outstanding face amount of $549.0 million and a combined carrying value of $547.7 million as well as 23 intercompany loans secured by certain of our real estate assets with a combined principal balance of $76.7 million (which had not previously been recognized for accounting purposes because they eliminated in consolidation). As discussed below, this transaction does not qualify for sale accounting and instead will be treated as a secured financing.

In connection with this transaction, pursuant to the 5% risk retention requirements of the Dodd-Frank Act, we retained a $12.9 million restricted “vertical interest" of approximately 2% in each class of securities issued by the trust and sold a 3% restricted "horizontal interest" in the form of 98% of the controlling classes (excluding the 2% interest in the vertical interest) to a “Third Party Purchaser” (“TPP”), which must be held by the TPP for at least five years.

Transfer restrictions placed on the TPP, imposed by the risk retention rules of the Dodd-Frank Act, precluded sale accounting for the $547.7 million in carrying value of the securitized third party loans discussed above. Accordingly, we continue to recognize $599.5 million of mortgage loans transferred but not considered sold on our consolidated balance sheets, which also includes one non-controlling loan interest with an outstanding face amount of $52.3 million and a carrying value of $51.8 million that was previously transferred to a third party for which the controlling portion was transferred to the LCCM 2017-LC26 securitization trust. In connection with these transfer restrictions placed on the TPP, we also recognized a liability for transfers not considered sales of $632.1 million. The liability includes $580.0 million which is equal to the loan sale proceeds of $655.6 million (net of issue costs) less the portion of the issued securities that we purchased in the LCCM 2017-LC26 securitization transaction. This portion of the liability is effectively a non-recourse borrowing secured by these securitized third party loans and our real estate collateral pledged under the previously unrecognized intercompany loans. The liability also includes $52.1 million for the net proceeds from the transfer of the non-participating loan interest to a third party discussed above, which also precluded sale accounting on the original transaction.

Portfolio Overview

The following table summarizes the book value of our investment portfolio as of the following dates ($ in thousands):

	June 30, 2017		December 31, 2016
Loans
Conduit first mortgage loans	$200,726	3.2%	$357,882	6.4%
Balance sheet first mortgage loans:
Balance sheet first mortgage loans	2,465,540	39.7%	1,832,626	32.9%
Other commercial real estate-related loans	161,192	2.6%	167,469	3.0%
Mortgage loans transferred but not considered sold	599,513	9.6%	—	—%
Provision for loan losses	(4,000)	(0.1)%	(4,000)	(0.1)%
Total loans	3,422,971	55.0%	2,353,977	42.2%
Securities
CMBS investments	1,357,316	21.8%	2,043,566	36.6%
U.S. Agency Securities investments	50,229	0.8%	57,381	1.1%
Total securities	1,407,545	22.6%	2,100,947	37.7%
Real Estate
Real estate and related lease intangibles, net	1,006,286	16.2%	822,338	14.7%
Total real estate	1,006,286	16.2%	822,338	14.7%
Other Investments
Investments in unconsolidated joint ventures	34,520	0.6%	34,025	0.6%
FHLB stock	77,915	1.3%	77,915	1.4%
Total other investments	112,435	1.9%	111,940	2.0%
Total investments	5,949,237	95.7%	5,389,202	96.6%
Cash, cash equivalents and restricted cash	155,485	2.5%	64,017	1.1%
Other assets	113,402	1.8%	125,118	2.3%
Total assets	$6,218,124	100.0%	$5,578,337	100.0%

Note: CMBS investments and U.S. Agency Securities are carried at fair value.

Liquidity and Capital Resources

On May 1, 2017, we amended one of our loan repurchase facilities to extend the final maturity date by one year. The following table summarizes our debt obligations as of the following dates ($ in thousands):

	June 30, 2017	December 31, 2016

Committed loan repurchase facilities	$848,562	$567,163
Committed securities repurchase facility	107,965	228,317
Uncommitted securities repurchase facilities	193,078	311,705
Total repurchase facilities	1,149,605	1,107,185
Revolving credit facility	100,000	25,000
Mortgage loan financing	588,359	590,106
Participation financing - mortgage loan receivable	3,834	—
Borrowings from the FHLB	1,400,500	1,660,000
Senior unsecured notes(1)	756,503	559,847
Total secured and unsecured debt obligations	3,998,801	3,942,138
Liability for transfers not considered sales(2)	632,130	—
Total debt obligations	$4,630,931	$3,942,138

(1) Presented net of unamortized debt issuance costs of $9.7 million and $4.0 million at June 30, 2017 and December 31, 2016, respectively.

(2) Presented not of unamortized debt issuance costs of $4.9 million as of June 30, 2017.

Conference Call and Webcast

We will host a conference call on Wednesday, August 2, 2017 at 5:00 p.m. Eastern Time to discuss second quarter 2017 results. The conference call can be accessed by dialing (877) 407-4018 domestic or (201) 689-8471 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Wednesday, August 2, 2017 through midnight Wednesday, August 16, 2017. To access the replay, please call (844) 512-2921 domestic or (412) 317-6671 international, access code 13666089. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com. A web-based archive of the conference call will also be available at the above website.

Ladder Capital Corp Consolidated Balance Sheets (Dollars in Thousands)

	June 30, 2017	December 31, 2016
	(Unaudited)
Assets
Cash and cash equivalents	$58,225	$44,615
Restricted cash	97,260	44,813
Mortgage loan receivables held for investment, net, at amortized cost:
Mortgage loans held by consolidated subsidiaries	2,626,732	2,000,095
Mortgage loans transferred but not considered sold	599,513	—
Provision for loan losses	(4,000)	(4,000)
Mortgage loan receivables held for sale	200,726	357,882
Real estate securities, available-for-sale	1,407,545	2,100,947
Real estate and related lease intangibles, net	1,006,286	822,338
Investments in unconsolidated joint ventures	34,520	34,025
FHLB stock	77,915	77,915
Derivative instruments	4,554	5,018
Due from brokers	26,443	10
Accrued interest receivable	26,486	24,439
Other assets	55,919	70,240
Total assets	$6,218,124	$5,578,337
Liabilities and Equity
Liabilities
Debt obligations, net:
Secured and unsecured debt obligations	$3,998,801	$3,942,138
Liability for transfers not considered sales	632,130	—
Due to brokers	1,661	394
Derivative instruments	4,276	3,446
Amount payable pursuant to tax receivable agreement	2,438	2,520
Dividends payable	1,308	24,682
Accrued expenses	54,230	66,597
Other liabilities	55,604	29,006
Total liabilities	4,750,448	4,068,783
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 88,091,272 and 72,681,218 shares issued and 86,050,681 and 71,586,170 shares outstanding	87	72
Class B common stock, par value $0.001 per share, 100,000,000 shares authorized; 24,697,293 and 38,002,344 shares issued and outstanding	25	38
Additional paid-in capital	1,199,905	992,307
Treasury stock, 2,040,591 and 1,095,048 shares, at cost	(24,501)	(11,244)
Retained Earnings/(Dividends in Excess of Earnings)	(54,871)	(11,148)
Accumulated other comprehensive income (loss)	6,268	1,365
Total shareholders’ equity	1,126,913	971,390
Noncontrolling interest in operating partnership	330,238	533,246
Noncontrolling interest in consolidated joint ventures	10,525	4,918
Total equity	1,467,676	1,509,554

Total liabilities and equity	$6,218,124	$5,578,337

Ladder Capital Corp Consolidated Statements of Income (Dollars in Thousands, Except Per Share and Dividend Data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net interest income
Interest income	$66,136	$55,766	$123,647	$115,366
Interest expense	35,604	28,402	67,019	57,938
Net interest income	30,532	27,364	56,628	57,428
Provision for loan losses	—	150	—	300
Net interest income after provision for loan losses	30,532	27,214	56,628	57,128

Other income
Operating lease income	22,187	19,085	41,816	38,379
Tenant recoveries	1,159	1,324	2,739	2,659
Sale of loans, net	—	2,795	(999)	10,625
Realized gain (loss) on securities	7,132	2,971	12,494	2,398
Unrealized gain (loss) on Agency interest-only securities	299	(584)	457	76
Realized gain on sale of real estate, net	2,232	4,873	4,563	10,968
Fee and other income	4,574	6,181	9,040	9,156
Net result from derivative transactions	(16,022)	(24,642)	(18,003)	(75,504)
Earnings (loss) from investment in unconsolidated joint ventures	10	(168)	(63)	626
Gain (loss) on extinguishment of debt	—	—	(54)	5,382
Total other income	21,571	11,835	51,990	4,765
Costs and expenses
Salaries and employee benefits	14,489	13,432	30,531	26,047
Operating expenses	5,829	4,713	11,308	11,008
Real estate operating expenses	8,056	9,133	15,510	14,852
Fee expense	1,621	873	2,314	1,603
Depreciation and amortization	10,125	9,254	18,717	19,057
Total costs and expenses	40,120	37,405	78,380	72,567
Income (loss) before taxes	11,983	1,644	30,238	(10,674)
Income tax expense (benefit)	(1,449)	(2,301)	(2,824)	(3,174)
Net income (loss)	13,432	3,945	33,062	(7,500)
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	(77)	(235)	(398)	(2)
Net (income) loss attributable to noncontrolling interest in operating partnership	(2,693)	(908)	(8,531)	4,765
Net income (loss) attributable to Class A common shareholders	$10,662	$2,802	$24,133	$(2,737)

Earnings per share:
Basic	$0.13	$0.05	$0.32	$(0.05)
Diluted	$0.13	$0.05	$0.31	$(0.05)

Weighted average shares outstanding:
Basic	80,108,431	61,170,006	76,510,201	60,383,447
Diluted	110,055,308	61,976,962	109,693,706	60,383,447

Dividends per share of Class A common stock:	$0.300	$0.275	$0.600	$0.550

Non-GAAP Financial Measures

We present Core Earnings, Core EPS, and After-Tax Core Return on Average Equity (“After-Tax Core ROAE”), which are non-GAAP financial measures, as supplemental measures of our performance. We believe Core Earnings, Core EPS and After-Tax Core ROAE assist investors in comparing our performance across reporting periods on a consistent basis by excluding non-cash expenses and unrecognized results from derivatives and Agency interest-only securities, which we believe makes comparisons across reporting periods more relevant by eliminating timing differences related to changes in the values of assets and derivatives. In addition, we use Core Earnings, Core EPS and After-Tax Core ROAE: (i) to evaluate our earnings from operations and (ii) because management believes that they may be useful performance measures for us. Core Earnings is also used as a factor in determining the annual incentive compensation of our senior managers and other employees.

We consider the Class A common shareholders of the Company and limited partners of Ladder Capital Finance Holdings LLLP other than Ladder Capital Corp (“Continuing LCFH Limited Partners”) to have fundamentally equivalent interests in our pre-tax earnings and net income. Accordingly, for purposes of computing Core Earnings, Core EPS and After-Tax Core ROAE, we start with pre-tax earnings or net income and adjust for other noncontrolling interest in consolidated joint ventures but we do not adjust for amounts attributable to noncontrolling interest held by Continuing LCFH Limited Partners. Similarly, when calculating Undepreciated book value per share we include Total shareholders' equity and the noncontrolling interest held by Continuing LCFH Limited Partners, but exclude noncontrolling interest in consolidated joint ventures.

Core Earnings

We define Core Earnings as income before taxes adjusted for (i) real estate depreciation and amortization, (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period, (iii) unrealized gains/(losses) related to our investments in Agency interest-only securities, (iv) economic gains on securitization transactions not recognized for GAAP accounting for which risk has substantially transferred during the period and the exclusion of resultant GAAP recognition of the related economics during the subsequent period, (v) non-cash stock-based compensation and (vi) certain one-time transactional items.

For Core Earnings, we include adjustments for economic gains on securitization transactions not recognized for GAAP accounting for which risk has substantially transferred during the period and exclusion of resultant GAAP recognition of the related economics during the subsequent periods. This adjustment is reflected in Core Earnings when there is a true risk transfer on the mortgage loan transfer and settlement. Historically, this has represented the impact of economic gains on (discounts) on intercompany loans secured by our own real estate which we had not previously recognized because they were eliminated in consolidation. In addition, beginning in June 2017, this includes economic gains for the impact of mortgage loans transferred but not considered sold for accounting purposes merely because of transfer restrictions put on the third party purchasers (“TPP”) of a portion of the securities issued by the securitization trust pursuant to the risk retention requirements of the Dodd Frank Act. Conversely, if the economic risk was not substantially transferred, no adjustments to net income would be made relating to those transactions for core earnings purposes. Management believes recognizing these amounts for core earnings purposes in the period of transfer of economic risk is a reasonable supplemental measure of our performance.

We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” While recognized for GAAP purposes, we exclude the results on the hedges from Core Earnings until the related asset is sold and the hedge position is considered “closed,” whereupon they would then be included in Core Earnings in that period. These are reflected as “Adjustments for unrecognized derivative results” for purposes of computing Core Earnings for the period. We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and changes in the fair value of the derivatives used to hedge such assets.

Our investments in Agency interest-only securities are recorded at fair value with changes in fair value recorded in current period earnings. We believe that excluding these specifically identified gains and losses associated with the Agency interest-only securities adjusts for timing differences between when we recognize changes in the fair values of our assets. Set forth below is an unaudited reconciliation of net income to after-tax Core Earnings ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income (loss)	$13,432	$3,945	$33,062	$(7,500)
Income tax expense (benefit)	(1,449)	(2,301)	(2,824)	(3,174)
Income (loss) before taxes	11,983	1,644	30,238	(10,674)
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures and operating partnership (GAAP) (1)	(85)	(248)	(414)	(16)
Our share of real estate depreciation, amortization and gain adjustments (2)	9,503	8,020	17,298	16,325
Adjustments for unrecognized derivative results (3)	721	16,124	(1,212)	55,472
Unrealized (gain) loss on Agency IO securities	(299)	584	(457)	(76)
Adjustment for economic gain on securitization transactions not recognized for GAAP for which risk has substantially transferred, net of reversal/amortization (4)	28,223	(220)	27,996	(255)
Non-cash stock-based compensation	1,146	4,978	9,295	8,308
Core Earnings	51,192	30,882	82,744	69,084
Core estimated corporate tax benefit (expense) (5)	(4,812)	4,077	(2,677)	5,805
After-tax Core Earnings	$46,380	$34,959	$80,067	$74,889

(1) Includes $8 thousand and $16 thousand of net income attributable to noncontrolling interest in consolidated joint ventures which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income for the three and six months ended June 30, 2017, respectively. Includes $13 thousand of net income attributable to noncontrolling interest in consolidated joint ventures which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income for the three and six months ended June 30, 2016.

(2) The following is a reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments presented in the computation of Core Earnings in the preceding table ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Total GAAP depreciation and amortization	$10,125	$9,254	$18,717	$19,057
Less: Depreciation and amortization related to non-rental property fixed assets	(23)	(52)	(47)	(57)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization	(122)	(532)	(496)	(1,205)
Our share of real estate depreciation and amortization	9,980	8,670	18,174	17,795

Realized gain from accumulated depreciation and amortization on real estate sold (see below)	(480)	(657)	(882)	(1,481)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization on real estate sold	3	7	6	11
Our share of accumulated depreciation and amortization on real estate sold	(477)	(650)	(876)	(1,470)

Our share of real estate depreciation, amortization and gain adjustments	$9,503	$8,020	$17,298	$16,325

GAAP gains/losses on sales of real estate include the effects of previously recognized real estate depreciation and amortization. For purposes of Core Earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gain/losses also must be adjusted. Following is a reconciliation of the related consolidated GAAP amounts to the amounts reflected in Core Earnings:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

GAAP realized gain on sale of real estate, net	$2,232	$4,873	$4,563	$10,968
Adjusted gain/loss on sale of real estate for purposes of Core Earnings	(1,755)	(4,223)	(3,687)	(9,498)
Our share of accumulated depreciation and amortization on real estate sold	$477	$650	$876	$1,470

(3) The following is a reconciliation of GAAP net results from derivative transactions to our unrecognized derivative result presented in the computation of Core Earnings in the preceding table ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net results from derivative transactions	$(16,022)	$(24,642)	$(18,003)	$(75,504)
Hedging interest expense	5,395	7,163	$9,123	$14,584
Hedging realized result	9,906	1,355	10,092	5,448
Adjustments for unrecognized derivative results	$(721)	$(16,124)	$1,212	$(55,472)

(4) We reflected in Core Earnings, an economic gain of $28.5 million for the three and six months ended June 30, 2017, primarily relating to the LCCM 2017-LC26 securitization transaction. This is offset by amortization of discounts in prior securitizations of intercompany debt.

(5) Core estimated corporate tax benefit (expense) based on effective tax rate applied to Core Earnings generated by the activity within our taxable REIT subsidiary.

Core EPS

Core EPS is defined as after-tax Core Earnings divided by the adjusted weighted average diluted shares outstanding during the period. The adjusted weighted average diluted shares outstanding is defined as the GAAP weighted average diluted shares outstanding, adjusted for shares issuable upon conversion of all Class B shares, if excluded from the GAAP measure because they would have an anti-dilutive effect. The inclusion of shares issuable upon conversion of Class B shares is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in Core Earnings and after-tax Core Earnings.

Set forth below is an unaudited reconciliation of weighted average diluted shares outstanding to adjusted weighted average diluted shares outstanding (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Weighted average diluted shares outstanding	110,055	61,977	109,694	60,383
Weighted average shares issuable to converted Class B shareholders	—	46,446	—	46,895
Adjusted weighted average diluted shares outstanding	110,055	108,423	109,694	107,278

Set forth below is an unaudited computation of Core EPS ($ in thousands, except per share date):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

After-Tax Core Earnings	$46,380	$34,959	$80,067	$74,889
Adjusted weighted average diluted shares outstanding	110,055	108,423	109,694	107,278
Core EPS	$0.42	$0.32	$0.73	$0.70

After-Tax Core ROAE

After-Tax Core ROAE is presented on an annualized basis and is defined as After-Tax Core Earnings divided by the average Total shareholders' equity and Noncontrolling interest in operating partnership during the period. The inclusion of Noncontrolling interest in operating partnership is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in After-Tax Core Earnings. Set forth below is an unaudited computation of After-Tax Core ROAE ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

After-Tax Core Earnings	$46,380	$34,959	$80,067	$74,889
Average shareholders' equity and NCI in operating partnership	1,466,612	1,478,170	1,478,484	1,480,645
After-Tax Core ROAE	12.6%	9.5%	10.8%	10.1%

Income from sales of securitized loans, net of hedging

We present income from sales of securitized loans, net of hedging, a non-GAAP financial measure, as a supplemental measure of the performance of our loan securitization business. Income from sales of securitized loans, net is a key component of our results. Since our loans sold into securitizations to date are comprised of long-term fixed-rate loans, the result of hedging those exposures prior to securitization represents a substantial portion of our securitization profitability. Therefore, we view these two components of our profitability together when assessing the performance of this business activity and find it a meaningful measure of our performance as a whole. When evaluating the performance of our sale of loans into securitization business, we generally consider the income from sales of securitized loans, net, in conjunction with other income statement items that are directly related to such securitization transactions, including portions of the realized net result from derivative transactions that are specifically related to hedges on the securitized or sold loans, which we reflect as hedge gain/(loss) related to loans securitized, a non-GAAP financial measure, in the table below.

Set forth below is an unaudited reconciliation of income from sale of securitized loans, net to income from sale of loans, net as reported in our consolidated financial statements included herein and an unaudited reconciliation of hedge gain/(loss) relating to loans securitized to net results from derivative transactions as reported in our consolidated financial statements ($ in thousands except for number of loans and securitizations):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017(1)	2016(2)	2017(1)	2016

Number of loans	57	—	57	26
Face amount of loans sold into securitizations	$625,653	$—	$625,653	$249,156
Number of securitizations	1	—	1	2

Income from sales of securitized loans, net (3)	$—	$—	$—	$7,545
Hedge gain/(loss) related to loans securitized (4)	(7,720)	—	(7,720)	(3,808)
Income from sales of securitized loans, net of hedging	$(7,720)	$—	$(7,720)	$3,737
Adjustment for economic gain on securitization transactions not recognized for GAAP for which risk has substantially transferred	28,461	—	28,461	—
Core gain on sale of securitized loans	$20,741	$—	$20,741	$3,737

(1) On June 29, 2017, we transferred our interests in $625.7 million of loans to the LCCM 2017-LC26 securitization trust. The assets transferred to the trust were comprised of interests in 34 loans to third parties with a combined outstanding face amount of $549.0 million and a combined carrying value of $547.7 million as well as 23 intercompany loans secured by certain of our real estate assets with a combined principal balance of $76.7 million (which had not previously been recognized for accounting purposes because they eliminated in consolidation). In connection with this transaction, pursuant to the 5% risk retention requirement of the Dodd-Frank Act, we retained a $12.9 million restricted “vertical interest" of approximately 2% in each class of securities issued by the trust and sold a 3% restricted "horizontal interest" in the form of 98% of the controlling classes (excluding the 2% included in the vertical interest) to a “Third Party Purchaser” (“TPP”), which must be held by the TPP for at least five years. Transfer restrictions placed on the TPP, imposed by the risk retention rules of the Dodd-Frank Act, precluded sale accounting for these loans. Accordingly, we continue to recognize these loans to third parties transferred in the transaction on our consolidated balance sheets. In connection with this transaction, we recognized a liability of $580.0 million which is equal to the loan sale proceeds of $655.6 million (net of issue costs) less the issued securities that we purchased. This liability is effectively a non-recourse borrowing secured by these securitized third party loans and our real estate collateral pledged under the previously unrecognized intercompany loans.

(2) There were no securitization transactions completed in the three months ended June 30, 2016.

(3) The following is a reconciliation of the non-GAAP financial measure of income from sales of securitized loans, net to income from sale of loans, net, which is the closest GAAP measure, as reported in our consolidated financial statements ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Income from sales of loans, net	$—	$2,795	$(999)	$10,625
Unrealized losses on loans recorded as other than temporary impairments related to lower of cost or market adjustments	—	—	999	—
(Income) loss from sale of loans (non-securitized), net	—	—	—	(3,080)
Income from sales of securitized loans, net	$—	$2,795	$—	$7,545

(4) The following is a reconciliation of the non-GAAP financial measure of hedge gain/(loss) related to loans securitized to net results from derivative transactions, which is the closest GAAP measure, as reported in our consolidated financial statements ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net results from derivative transactions	$(16,022)	$(24,642)	$(18,003)	$(75,504)
Hedge gain/(loss) related to lending and securities positions	8,302	23,872	11,432	70,641
Hedge gain/(loss) related to loans (non-securitized)	—	770	(1,149)	1,055
Hedge gain/(loss) related to loans securitized	$(7,720)	$—	$(7,720)	$(3,808)

Undepreciated book value per share

We present undepreciated book value per share, which is a non-GAAP financial measure, as a supplemental measure of our financial condition. We believe undepreciated book value per share assists investors in comparing our financial condition across reporting periods on a consistent basis by excluding accumulated depreciation on real estate, which implicitly assumes that the value of our real estate diminishes in value predictably over time, whereas real estate values have historically risen or fallen with market conditions.

We consider the Class A common shareholders of the Company and Continuing LCFH Limited Partners to have fundamentally equivalent interests in our pre-tax earnings and net income. Accordingly, when calculating Undepreciated book value per share we include Total shareholders' equity and the noncontrolling interest held by Continuing LCFH Limited Partners but exclude noncontrolling interest in consolidated joint ventures.

We define undepreciated book value per share as the sum of total shareholders' equity, noncontrolling interest in operating partnership, and our share of accumulated real estate depreciation and amortization, divided by the total Class A and Class B shares outstanding. Set forth below is an unaudited reconciliation of total shareholders' equity to undepreciated book value, and an unaudited computation of undepreciated book value per share ($ in thousands except per share date):

	June 30, 2017	December 31, 2016

Total shareholders' equity	$1,126,913	$971,390
Noncontrolling interest in operating partnership	330,238	533,246
Our share of accumulated real estate depreciation and amortization (1)	129,976	112,606
Undepreciated book value	1,587,127	1,617,242
Class A shares outstanding	86,051	71,586
Class B shares outstanding	24,697	38,002
Total shares outstanding	110,748	109,588
GAAP book value per share	$13.10	$13.57
Undepreciated book value per share	$14.33	$14.76

(1) The following is a reconciliation of GAAP accumulated real estate depreciation and amortization to our share of accumulated real estate depreciation and amortization presented in the computation of undepreciated book value per share in the preceding table ($ in thousands):

	June 30, 2017	December 31, 2016

GAAP accumulated real estate depreciation and amortization	$140,295	$122,007
Less: Noncontrolling interest in consolidated joint ventures' share of accumulated real estate depreciation and amortization	(10,319)	(9,401)
Our share of accumulated real estate depreciation and amortization	$129,976	$112,606

Core gain on sale of loans

We present core gain on sale of loans, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define core gain on sale of loans as income from sales of loans, and the economic gains on the transfer of loans not considered sold for accounting purposes, net of the realized hedging result related to the hedging of loans sold or transferred. We believe core gain on sale of loans assists investors in comparing our performance across reporting periods on a consistent basis by eliminating timing differences related to changes in values of assets and derivatives.

Set forth below is an unaudited reconciliation of GAAP sale of loans, net to core gain on sale of loans ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

GAAP sale of loans, net	$—	$2,795	$(999)	$10,625
Adjustment for economic gain on securitization transactions not recognized for GAAP for which risk has substantially transferred	$28,461	$—	$28,461	$—
Hedging gain/(loss) related to loans securitized and other loan activity	(7,720)	(770)	(5,572)	(4,863)
Core gain on sale of loans	$20,741	$2,025	$21,890	$5,762

(1) For core gain on sale of loans, we include adjustments for economic gains on securitization transactions not recognized for GAAP accounting. Beginning June 30, 2017, this includes economic gains for the impact of mortgage loans transferred but not considered sold for accounting purposes merely because of transfer restrictions put on the third party purchasers (“TPP”) pursuant to the risk retention requirements of the Dodd Frank Act. Management believes recognizing these amounts for core purposes in the period of economic transfer of risk is a reasonable supplemental measure of our performance.

Core gain on sale of securities

We present core gain on sale of securities, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define core gain on sale of loans as income from sales of securities net of the realized hedging result related to the hedging of securities sold. We believe core gain on sale of securities assists investors in comparing our performance across reporting periods on a consistent basis by eliminating timing differences related to changes in values of assets and derivatives.

Set forth below is an unaudited reconciliation of GAAP realized gain (loss) on securities to core gain on sale of securities ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

GAAP realized gain (loss) on securities	$7,132	$2,971	$12,494	$2,398
Plus: Other than temporary impairment, net of hedging	373	—	373	584
Hedging realized result - security sales	(2,186)	(585)	(4,520)	(585)
Core gain on sales of securities	$5,319	$2,386	$8,347	$2,397

Net rental income

We present net rental income, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define net rental income as the total of operating lease income and tenant recoveries, less real estate operating expenses, all of which are disclosed on our consolidated statements of income. We present net rental income as a measure of the recurring income from our real estate investments before non-recurring items such as gains on sale or fee income, which we believe assists investors in analyzing our performance across reporting periods.

For the three and six months ended June 30, 2017 and 2016, net rental income was as follows ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Operating lease income	22,187	19,085	41,816	38,379
Plus: Tenant recoveries	1,159	1,324	2,739	2,659
Less: Real estate operating expenses	(8,056)	(9,133)	(15,510)	(14,852)
Net rental income	$15,290	$11,276	$29,045	$26,186

Adjusted leverage

We present adjusted leverage, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define adjusted leverage as the ratio of debt obligations, net of deferred financing costs, adjusted for liabilities for transfers not considered sales under GAAP on loans that we consider sold for purposes of core earnings calculations. We believe adjusted leverage assists investors in comparing our leverage across reporting periods on a consistent basis by excluding non-recourse debt related to loans transferred but not considered sold.

Set forth below is an unaudited computation of adjusted leverage ($ in thousands):

	June 30, 2017		December 31, 2016

GAAP debt obligations, net	$4,630,931		$3,942,138
Less: Liability for transfers not considered sales	(632,130)	(1)	—
Plus: Other debt obligations associated with transfers not considered sales	76,717	(2)	—
Adjusted debt obligations	4,075,518		3,942,138

GAAP equity	1,467,676		1,509,554

Adjusted leverage	2.8		2.6

(1) As discussed above, in connection with the June 29, 2017 LCCM 2017-LC26 securitization that did not receive sale accounting treatment, we recognized a liability for transfers not considered sales of $632.1 million that are considered financing for accounting purposes, but should be excluded from debt obligations for adjusted leverage calculation purposes.

(2) As discussed above, on June 29, 2017, we transferred to the LCCM 2017-LC26 securitization trust our interests in 23 intercompany loans secured by certain of our real estate assets with a combined principal balance of $76.7 million. Since the risk retention rules of the Dodd-Frank Act precluded sale accounting for this securitization, the principal balance of the intercompany loans is excluded from Other debt obligations on our consolidated balance sheets. These loans are effectively non-recourse borrowings on our real estate properties and should be included as debt obligations for adjusted leverage calculation purposes.

Non-GAAP Measures - Limitations

Our non-GAAP financial measures have limitations as analytical tools. Some of these limitations are:

  Core Earnings, Core EPS and After-Tax Core ROAE do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  Core EPS and After-Tax Core ROAE are based on a non-GAAP estimate of Ladder’s effective tax rate, including the impact of Unincorporated Business Tax and the impact of Ladder's election to be taxed as a REIT effective January 1, 2015, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Ladder’s actual tax rate may differ materially from this estimate;
  Undepreciated book value per share excludes accumulated real estate depreciation and amortization and may not reflect an accurate measure of the value of our real estate; and
  other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, our non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP financial measures should not be considered an alternative to cash flows from operations as a measure of our liquidity. Undepreciated book value per share should not be considered a measure of the value of our assets upon an orderly liquidation of the Company.

In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

For additional information about our non-GAAP financial measures, please refer to the disclosures available on our website or in our Quarterly Report on Form 10-Q.

About Ladder

Ladder is an internally-managed real estate investment trust that is a leader in commercial real estate finance. Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Ladder’s investment activities include: (i) direct origination of commercial real estate first mortgage loans; (ii) investments in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) investments in net leased and other commercial real estate equity. Founded in 2008, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Led by Brian Harris, the Company’s Chief Executive Officer, Ladder is headquartered in New York City and has branches in Los Angeles and Boca Raton.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

CONTACT:
Ladder Capital Corp Investor Relations
917-369-3207
investor.relations@laddercapital.com